Exhibit 1.01

                             UNISYS CORPORATION

                           CONFLICT MINERALS REPORT
                             REPORTING YEAR:  2015

COMPANY OVERVIEW

Unisys Corporation ("Unisys") is a global information technology ("IT") company. Unisys provides a portfolio of IT services, software, and technology. Unisys operates in two business segments -- Services and Technology. In its Technology segment, Unisys designs and develops servers, software and related products.

Unisys hardware products (as detailed in Exhibit A below) contain conflict minerals, as that term is referenced in Rule 13p-1 under the Securities Exchange Act. These conflict minerals are introduced into Unisys products through parts obtained from suppliers, either contract manufacturers or original equipment manufacturers ("OEM"), or from utilization of conflict minerals in manufacturing processes employed by Unisys suppliers. Supplier parts obtained by Unisys are utilized in the assembly of Unisys enterprise servers and other electronic equipment. Unisys is not a vertically integrated manufacturer and instead focuses on systems integration through the purchase of higher level assemblies and OEM products. Unisys is therefore several levels removed from the actual mining of conflict minerals. Unisys does not make purchases of raw ore or unrefined conflict minerals and makes no direct purchases in the Democratic Republic of the Congo or an adjoining country (collectively, the "DRC"). Unisys does actively support a conflict-free minerals trade policy with DRC covered countries from its suppliers. Unisys works with its suppliers to pursue elimination of smelters that have not achieved CFSI (as defined below) compliance, or are not recognized by CFSI as actively working toward compliance.

A copy of Unisys' Conflict Minerals Policy Statement, along with its latest Conflict Minerals Report may be found at the following Unisys website: http://www.unisys.com/about-us/social-responsibility/conflict-minerals.
Unisys maintains an internal conflict minerals team, facilitated by a management representative of the Platform and Supply Chain organization, with team members representing Commodity Management, Logistics, Procurement Technical Services, and Process Engineering groups.

REASONABLE COUNTRY OF ORIGIN INQUIRY

Unisys conducted a reasonable country of origin inquiry ("RCOI") to determine which parts utilized by Unisys during 2015 contained conflict minerals and whether such conflict minerals originated in the DRC. Unisys contacted each of its suppliers and asked them to provide information on (1) the conflict minerals contained in each of the parts supplied by that supplier, and (2) the source of the conflict minerals, including smelter/refinery information and location of mines. Each supplier was asked to complete the Conflict Minerals Reporting Template (the "Reporting Template") developed by the Electronic Industry Citizenship Coalition Global e-Sustainability Initiative (the "EICC-GeSI"). Of the 31 suppliers identified as supplying Unisys with product that may contain conflict minerals in 2015, 26 suppliers (84% response rate) responded with a completed Reporting Template and detailed conflict minerals smelter data. From these templates Unisys identified a total of 306 operational smelter and refiner facilities which may have processed necessary conflict minerals contained in Unisys products. Further analysis of these 306 smelters is summarized in the Due Diligence -- Results section of this report. Based on these responses, Unisys determined that conflict minerals that are present in many of its products, as well as conflict minerals utilized in the production of certain supplier parts, may have originated in the DRC and were not from scrap or recycled sources. Therefore, in accordance with Rule 13p-1 under the Securities Exchange Act, Unisys proceeded to engage in due diligence regarding the sources and chain of custody of its conflict minerals.

Following is a listing of country of origin information, as collected during Unisys RCOI process

Conflict Mineral       RCOI Analysis  Reported Countries of Origin
Tin                    Australia, Bolivia, Brazil, Canada, Chile, China, DRC,
                       Indonesia, Malaysia, Mexico, Peru, Philippines, Poland,
                       Rwanda, Thailand, USA

Tantalum Australia, Belarus, Bolivia, Brazil, Burundi, Canada, China, DRC, Estonia, Ethiopia, Germany, India, Japan, Kazakhstan, Malaysia, Mozambique, Namibia, Niger, Nigeria, Russia, Rwanda, Sierra Leone, Thailand, USA, Zimbabwe

Tungsten Australia, Austria, Bolivia, Brazil, Cambodia, Canada, China, Columbia, Indonesia, Mexico, Mongolia, Nigeria, Peru, Portugal, Russia, Rwanda, Spain, Thailand, USA, Vietnam

Gold Argentina, Australia, Belgium, Brazil, Canada, China, Ghana, Guyana, Indonesia, Japan, Kazakhstan, Malaysia, Kenya, Laos, Malaysia, Mexico, Papua New Guinea, Peru, Philippines, Russia, South Africa, South Korea, Spain, Sudan, Suriname, Switzerland, Taiwan, Thailand, United Arab Emirates, USA


DUE DILIGENCE - STANDARD UTILIZED

Unisys designed its due diligence framework to conform in all material respects with the framework provided by The Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, an internationally-recognized due diligence framework.


DUE DILIGENCE - PROCESS

The Unisys due diligence process included:

     1. Requesting that each supplier of parts potentially containing conflict minerals complete and return to Unisys the Reporting Template. The Reporting Template provided a standardized method for Unisys to use in the collection of representations, statements and data from Unisys suppliers relative to the presence, use, source and chain of custody of conflict minerals in supplier parts that are incorporated in Unisys products for sale to end-use customers.

     2. Requesting that each supplier of parts potentially containing conflict minerals identify on the Reporting Template those smelters that it uses to process parts provided to Unisys by making reference to the EICC-GeSI's Smelter Reference List, which is a compilation of names and locations of known smelters and refiners, provided by Unisys.

     3. Comparing the smelters identified in the responses by suppliers who completed the Reporting Template against the list of smelter facilities that have been identified as "conflict free" by the EICC-GeSI's Conflict-Free Sourcing Initiative ("CFSI"). CFSI is a voluntary program whereby an independent third party evaluates smelter procurement activities to determine whether a smelter has sufficiently demonstrated that all materials processed by that smelter originated from sources that do not directly or indirectly finance or benefit armed groups in the DRC.

Each supplier response on the Reporting Template was evaluated and, where possible, validated to determine sufficiency, accuracy or completeness of its response. For each supplier response, Unisys subsequently assessed whether the conflict minerals identified, or those conflict minerals that may not have been identified, were consistent with the nature and characteristics of the supplied part. For each supplier response that was insufficient, potentially inaccurate or incomplete, Unisys contacted that supplier for follow up, sometimes contacting certain suppliers on multiple occasions. When a supplier's response on the Reporting Template stated that conflict minerals were sourced from the DRC and identified the smelter involved, Unisys proceeded to verify whether the smelter referenced by the supplier was identified on the CFSI compliant smelter list. If a supplier stated that conflict minerals in its product were not sourced from the DRC, but did not substantiate that information, Unisys proceeded to verify that supplier response. Typically, verification involved a more detailed review of the supplier's smelter response and, where possible, discussion with the supplier. If a supplier's response could not be validated through details provided to Unisys with regard to the smelter and/or smelters involved, then Unisys engaged in its own internet searches in order to attempt to verify the status of such identified smelters. If Unisys independent research could not determine the status of a smelter, then the supplier response in question was determined to be uncertain or unknown relative to the question of sourcing of raw material and was reflected as such in its Reporting Template Summary.

DUE DILIGENCE - RESULTS

As of April 1, 2016, of the 306 smelters identified in responses on the Reporting Template submitted to Unisys by its suppliers, 212 smelters were CFSI compliant, 31 smelters were actively in the process of obtaining CFSI compliance, and 63 smelters were identified as not participating in the CFSI smelter verification process.

Unisys RCOI and due diligence processes reveal that there is no evidence of conflict minerals sourcing from the DRC for 278 of the 306 smelters that may be associated with conflict minerals utilized in Unisys products or in third party manufacturing processes utilized to manufacture Unisys products. Of the remaining 28 smelters for which there is evidence that conflict minerals may have been sourced from the DRC, 22 of those smelters are CFSI compliant. Unisys RCOI and due diligence processes have identified 6 smelters that were not participating in the CFSI smelter verification process as of April 1, 2016 that may have sourced conflict minerals from the DRC that were used in Unisys products in 2015.

Although Unisys due diligence efforts determined that 300 of 306 smelters that may be associated with Unisys products during 2015 were either not sourcing conflict minerals from the DRC or were not supporting armed conflict in the DRC, Unisys was unable to precisely determine the status of the 6 remaining smelters.

RISK MITIGATION -- IMPROVEMENT PROGRAM

The steps that Unisys will take in reporting year 2016 to mitigate the risk that Unisys conflict minerals benefit or finance armed groups are as follows:

     1. Unisys will work with those suppliers whose conflict minerals supporting documentation contained one or more of the 6 smelters whose sourcing was considered to be in question. The goal would be to eliminate the use of those smelters by said supplier/s or to validate their CFSI compliance.

     2. Unisys will continue to work with suppliers who provided incomplete or insufficient information in an effort to obtain complete and accurate information in 2016;

     3. Unisys will again request information and supporting data from each supplier providing parts to Unisys that are subject to 2016 reporting requirements by utilizing the Reporting Template and will pursue a completed template response that identifies material down to the smelter and mine;

     4. Unisys will again follow its due diligence process to review and validate supplier responses that are obtained in support of Unisys 2016 conflict minerals reporting;

     5. Unisys will continue to provide its Conflict Minerals Policy to suppliers as part of its Reporting Template-based supplier inquiry process for 2016; and

     6. Unisys includes in its purchase order standard terms and conditions a clause requiring suppliers to disclose to Unisys the existence and origin of any conflict minerals in any products supplied to Unisys and is adding a similar clause to its agreement templates for incorporation into new agreements. Unisys agreements will continue to be reviewed as they approach renewal, and a similar clause will be added as appropriate.

PRODUCT DESCRIPTION AND LIST OF FACILITIES

A list of parts used in Unisys enterprise servers and other electronic equipment for which Unisys solicited supplier information regarding conflict mineral content or conflict mineral use in production is attached as Exhibit
A. A list of smelter facilities that, to the extent known, processed the necessary conflict minerals in Unisys products is attached as Exhibit B.

                            CONFLICT MINERALS REPORT
                                   EXHIBIT A
      DESCRIPTION OF UNISYS CORPORATION'S 2015 PRODUCTS (PARTS/SUPPLIES)

PRODUCT DESCRIPTION - (CONFLICT MINERAL)
Cables & Harnesses* - (tin, gold)
Computer Cabinets & Accessories - (none)
Computer Products - Servers, Storage, Input/Output & other Peripherals* - (tin, tantalum, tungsten, gold)
Displays / Monitors* - (tin, tantalum, tungsten, gold)
Fasteners - (none)
Flex Circuits* - (tin,  gold)
Keyboards* - (tin, tantalum, tungsten, gold)
Labels - (none)
Memory - Modules* - (tin, tantalum, tungsten, gold)
Molded Plastic Parts - (none)
Network Switches* - (tin, tantalum, tungsten, gold)
Power Strips* - (tin, tantalum, tungsten, gold)
Power Supplies* - (tin, tantalum, gold)
Printed Circuit Assemblies* - (tin, tantalum, tungsten, gold)
Sheet Metal - (none)
Electro-mechanical Assemblies* - (tin, tantalum, tungsten, gold)
Solder* - (tin)
Thermal Transfer Products - (none)

Universal Serial Port (USB) Security Devices, Flash cards* - (tin, gold)


    * Denotes Unisys Products known to contain conflict minerals - tin, tantalum, tungsten, or gold

                            CONFLICT MINERALS REPORT
                                   EXHIBIT B
     FACILITIES THAT, TO THE EXTENT KNOWN, PROCESSED NECESSARY CONFLICT
                           MINERALS IN UNISYS PRODUCTS

Metal          Facility Name                         Facility Location

Gold (Au)      Advanced Chemical Company             United States
Gold (Au)      Aida Chemical Industries Co., Ltd.    Japan
Gold (Au)      Aktyubinsk Copper Company TOO         Kazakhstan
Gold (Au)      Al Etihad Gold Refinery DMCC          United Arab Emirates
Gold (Au)      Allgemeine Gold-und                   Germany
               Silberscheideanstalt A.G.
Gold (Au)      Almalyk Mining and Metallurgical      Uzbekistan
               Complex (AMMC)
Gold (Au)      AngloGold Ashanti Corrego do Sitio    Brazil
               Mineracao
Gold (Au)      ANZ Bank                              Australia
Gold (Au)      Argor-Heraeus S.A.                    Switzerland
Gold (Au)      Asahi Pretec Corp.                    Japan
Gold (Au)      Asahi Refining Canada Ltd.            Canada
Gold (Au)      Asahi Refining USA Inc.               United States
Gold (Au)      Asaka Riken                           Japan
Gold (Au)      Atasay Kuyumculuk Sanayi Ve Ticaret   Turkey
               A.S.
Gold (Au)      Aurubis AG                            Germany
Gold (Au)      Bangko Sentral ng Pilipinas           Philippines
               (Central Bank of the Philippines)
Gold (Au)      Bauer Walser AG                       Germany
Gold (Au)      Boliden AB                            Sweden
Gold (Au)      C. Hafner GmbH + Co. KG               Germany
Gold (Au)      Caridad                               Mexico
Gold (Au)      CCR Refinery - Glencore Canada        Canada
               Corporation
Gold (Au)      Cendres + Metaux S.A.                 Switzerland
Gold (Au)      Chimet S.p.A.                         Italy
Gold (Au)      Chugai Mining                         Japan
Gold (Au)      Daejin Indus Co. Ltd                  Korea, Republic Of
Gold (Au)      Daye Non-Ferrous Metals Mining Ltd.   China
Gold (Au)      DODUCO GmbH                           Germany
Gold (Au)      Dowa                                  Japan
Gold (Au)      DSC (Do Sung Corporation)             Korea, Republic Of
Gold (Au)      Eco-System Recycling Co., Ltd.        Japan
Gold (Au)      Elemetal Refining, LLC                United States
Gold (Au)      Emirates Gold DMCC                    United Arab Emirates
Gold (Au)      Faggi Enrico S.p.A.                   Italy
Gold (Au)      Fidelity Printers and Refiners Ltd.   Zimbabwe
Gold (Au)      Gansu Seemine Material Hi-Tech Co.,   China
               Ltd.
Gold (Au)      Geib Refining Corp.                   United States
Gold (Au)      Great Wall Precious Metals Co., Ltd.  China
               of CBPM
Gold (Au)      Guandong Jinding Material Co., Ltd.   China
Gold (Au)      Guoda Safina High-Tech Environmental  China
               Refinery Co., Ltd.
Gold (Au)      Hangzhou Fuchunjiang Smelting Co.,    China
               Ltd.
Gold (Au)      Heimerle + Meule GmbH                 Germany
Gold (Au)      Heraeus Ltd. Hong Kong                China
Gold (Au)      Heraeus Precious Metals GmbH & Co. KG Germany
Gold (Au)      Hunan Chenzhou Mining Co., Ltd.       China
Gold (Au)      Hwasung CJ Co., Ltd.                  Korea, Republic Of
Gold (Au)      Inner Mongolia Qiankun Gold and       China
               Silver Refinery Share Company Limited
Gold (Au)      Ishifuku Metal Industry Co., Ltd.     Japan
Gold (Au)      Istanbul Gold Refinery                Turkey
Gold (Au)      Japan Mint                            Japan
Gold (Au)      Jiangxi Copper Company Limited        China
Gold (Au)      JSC Ekaterinburg Non-Ferrous Metal    Russian Federation
               Processing Plant
Gold (Au)      JSC Uralelectromed                    Russian Federation
Gold (Au)      JX Nippon Mining & Metals Co., Ltd.   Japan
Gold (Au)      Kaloti Precious Metals                United Arab Emirates
Gold (Au)      Kazakhmys Smelting LLC                Kazakhstan
Gold (Au)      Kazzinc                               Kazakhstan
Gold (Au)      Kennecott Utah Copper LLC             United States
Gold (Au)      KGHM Polska Miedz Spolka Akcyjna      Poland
Gold (Au)      Kojima Chemicals Co., Ltd.            Japan
Gold (Au)      Korea Metal Co., Ltd.                 Korea, Republic Of
Gold (Au)      Korea Zinc Co., Ltd.                  Korea, Republic Of
Gold (Au)      Kyrgyzaltyn JSC                       Kyrgyzstan
Gold (Au)      L' azurde Company For Jewelry         Saudi Arabia
Gold (Au)      Lingbao Gold Company Limited          China
Gold (Au)      Lingbao Jinyuan Tonghui Refinery Co., China
               Ltd.
Gold (Au)      LS-NIKKO Copper Inc.                  Korea, Republic Of
Gold (Au)      Luoyang Zijin Yinhui Gold Refinery    China
               Co., Ltd.
Gold (Au)      Materion                              United States
Gold (Au)      Matsuda Sangyo Co., Ltd.              Japan
Gold (Au)      Metahub Industries Sdn. Bhd.          Malaysia
Gold (Au)      Metalor Technologies (Hong Kong) Ltd  Hong Kong
Gold (Au)      Metalor Technologies (Singapore) Pte. Singapore
               Ltd.
Gold (Au)      Metalor Technologies SA               Switzerland
Gold (Au)      Metalor Technologies(Suzhou)Limited   China
Gold (Au)      Metalor USA Refining Corporation      United States
Gold (Au)      METALURGICA MET-MEX PENOLES, S.A.     Mexico
               DE C.V.
Gold (Au)      Mitsubishi Materials Corporation      Japan
Gold (Au)      Mitsui Mining and Smelting Co., Ltd.  Japan
Gold (Au)      MMTC-PAMP India Pvt., Ltd.            India
Gold (Au)      Morris and Watson                     New Zealand
Gold (Au)      Moscow Special Alloys Processing      Russian Federation
               Plant
Gold (Au)      Nadir Metal Rafineri San. Ve Tic.     Turkey
               A.S.
Gold (Au)      Navoi Mining and Metallurgical        Uzbekistan
               Combinat
Gold (Au)      Nihon Material Co., Ltd.              Japan
Gold (Au)      Ogussa Osterreichische Gold-          Austria
               und Silber-Scheideanstalt GmbH
Gold (Au)      Ohura Precious Metal Industry Co.,    Japan
               Ltd.
Gold (Au)      OJSC "The Gulidov Krasnoyarsk Non-    Russian Federation
               Ferrous Metals Plant" (OJSC
               Krastvetmet)
Gold (Au)      OJSC Kolyma Refinery                  Russian Federation
Gold (Au)      OJSC Novosibirsk Refinery             Russian Federation
Gold (Au)      PAMP SA                               Switzerland

Gold (Au)      Penglai Penggang Gold Industry Co.,   China
               Ltd.
Gold (Au)      Prioksky Plant of Non-Ferrous Metals  Russian Federation
Gold (Au)      PT Aneka Tambang (Persero) Tbk        Indonesia
Gold (Au)      PX Precinox SA                        Switzerland
Gold (Au)      Rand Refinery (Pty) Ltd.              South Africa
Gold (Au)      Republic Metals Corporation           United States
Gold (Au)      Royal Canadian Mint                   Canada
Gold (Au)      Sabin Metal Corp.                     United States
Gold (Au)      Samduck Precious Metals               Korea, Republic Of
Gold (Au)      SAMWON Metals Corp.                   Korea, Republic Of
Gold (Au)      SAXONIA Edelmetalle GmbH              Germany
Gold (Au)      Schone Edelmetaal B.V.                Netherlands
Gold (Au)      SEMPSA Joyeria Plateria SA            Spain
Gold (Au)      Shandong Tiancheng Biological Gold    China
               Industrial Co., Ltd.
Gold (Au)      Shandong Zhaojin Gold & Silver        China
               Refinery Co., Ltd.
Gold (Au)      Sichuan Tianze Precious Metals Co.,   China
               Ltd.
Gold (Au)      Singway Technology Co., Ltd.          Taiwan
Gold (Au)      So Accurate Group, Inc.               United States
Gold (Au)      SOE Shyolkovsky Factory of Secondary  Russian Federation
               Precious Metals
Gold (Au)      Solar Applied Materials Technology    Taiwan
               Corp.
Gold (Au)      Sudan Gold Refinery                   Sudan
Gold (Au)      Sumitomo Metal Mining Co., Ltd.       Japan
Gold (Au)      T.C.A S.p.A                           Italy
Gold (Au)      Tanaka Kikinzoku Kogyo K.K.           Japan
Gold (Au)      The Refinery of Shandong Gold Mining  China
               Co., Ltd.
Gold (Au)      Tokuriki Honten Co., Ltd.             Japan
Gold (Au)      Tongling nonferrous Metals Group Co., China
               Ltd
Gold (Au)      Torecom                               Korea, Republic Of
Gold (Au)      Umicore Brasil Ltda.                  Brazil
Gold (Au)      Umicore Precious Metals Thailand      Thailand
Gold (Au)      Umicore SA Business Unit Precious     Belgium
               Metals Refining
Gold (Au)      United Precious Metal Refining, Inc.  United States
Gold (Au)      Valcambi SA                           Switzerland
Gold (Au)      WIELAND Edelmetalle GmbH              Germany
Gold (Au)      Yamamoto Precious Metal Co., Ltd.     Japan
Gold (Au)      Yokohama Metal Co., Ltd.              Japan
Gold (Au)      Yunnan Copper Industry Co., Ltd.      China
Gold (Au)      Zhongyuan Gold Smelter of Zhongjin    China
               Gold Corporation
Gold (Au)      Zijin Minning Group Co.,Ltd.          China
               Glod Refinery
Tantalum (Ta)  Avon Specialty Metals Ltd.            United Kingdom
Tantalum (Ta)  Changsha South Tantalum Niobium Co.,  China
               Ltd.
Tantalum (Ta)  Conghua Tantalum and Niobium Smeltry  China
Tantalum (Ta)  D Block Metals, LLC                   United States
Tantalum (Ta)  Duoluoshan                            China
Tantalum (Ta)  Exotech Inc.                          United States
Tantalum (Ta)  F&X Electro-Materials Ltd.            China
Tantalum (Ta)  FIR Metals & Resource Ltd.            China
Tantalum (Ta)  Global Advanced Metals Aizu           Japan
Tantalum (Ta)  Global Advanced Metals Boyertown      United States
Tantalum (Ta)  Guangdong Zhiyuan New Material Co.,   China
               Ltd.
Tantalum (Ta)  Guizhou Zhenhua Xinyun Technology     China
               Ltd., Kaili branch
Tantalum (Ta)  H.C. Starck Co., Ltd.                 Thailand
Tantalum (Ta)  H.C. Starck GmbH Goslar               Germany
Tantalum (Ta)  H.C. Starck GmbH Laufenburg           Germany
Tantalum (Ta)  H.C. Starck Hermsdorf GmbH            Germany
Tantalum (Ta)  H.C. Starck Inc.                      United States
Tantalum (Ta)  H.C. Starck Ltd.                      Japan
Tantalum (Ta)  H.C. Starck Smelting GmbH & Co.KG     Germany
Tantalum (Ta)  Hengyang King Xing Lifeng New         China
               Materials Co., Ltd.
Tantalum (Ta)  Hi-Temp Specialty Metals, Inc.        United States
Tantalum (Ta)  Jiangxi Dinghai Tantalum & Niobium    China
               Co., Ltd.
Tantalum (Ta)  JiuJiang JinXin Nonferrous Metals     China
               Co., Ltd.
Tantalum (Ta)  Jiujiang Tanbre Co., Ltd.             China
Tantalum (Ta)  Jiujiang Zhongao Tantalum & Niobium   China
               Co., Ltd.
Tantalum (Ta)  KEMET Blue Metals                     Mexico
Tantalum (Ta)  KEMET Blue Powder                     United States
Tantalum (Ta)  King-Tan Tantalum Industry Ltd.       China
Tantalum (Ta)  LSM Brasil S.A.                       Brazil
Tantalum (Ta)  Metallurgical Products India Pvt.,    India
               Ltd.
Tantalum (Ta)  Mineracao Taboca S.A.                 Brazil
Tantalum (Ta)  Mitsui Mining & Smelting              Japan
Tantalum (Ta)  Molycorp Silmet A.S.                  Estonia
Tantalum (Ta)  Ningxia Orient Tantalum Industry      China
               Co., Ltd.
Tantalum (Ta)  Plansee SE Liezen                     Austria
Tantalum (Ta)  Plansee SE Reutte                     Austria
Tantalum (Ta)  QuantumClean                          United States
Tantalum (Ta)  Resind Industria e Comercio Ltda.     Brazil
Tantalum (Ta)  RFH Tantalum Smeltry Co., Ltd.        China
Tantalum (Ta)  Solikamsk Magnesium Works OAO         Russian Federation
Tantalum (Ta)  Taki Chemicals                        Japan
Tantalum (Ta)  Telex Metals                          United States
Tantalum (Ta)  Tranzact, Inc.                        United States
Tantalum (Ta)  Ulba Metallurgical Plant JSC          Kazakhstan
Tantalum (Ta)  XinXing HaoRong Electronic Material   China
               Co., Ltd.
Tantalum (Ta)  Yichun Jin Yang Rare Metal Co., Ltd.  China
Tantalum (Ta)  Zhuzhou Cemented Carbide              China

Tin (Sn)       Alpha                                 United States
Tin (Sn)       An Thai Minerals Company Limited      Vietnam
Tin (Sn)       An Vinh Joint Stock Mineral           Vietnam
               Processing Company
Tin (Sn)       Chenzhou Yunxiang Mining and          China
               Metallurgy Company Limited
Tin (Sn)       China Rare Metal Materials Company    China
Tin (Sn)       CNMC (Guangxi) PGMA Co., Ltd.         China
Tin (Sn)       Coopersanta                           Brazil
Tin (Sn)       CV Ayi Jaya                           Indonesia
Tin (Sn)       CV Dua Sekawan                        Indonesia
Tin (Sn)       CV Gita Pesona                        Indonesia
Tin (Sn)       CV Serumpun Sebalai                   Indonesia
Tin (Sn)       CV United Smelting                    Indonesia
Tin (Sn)       CV Venus Inti Perkasa                 Indonesia
Tin (Sn)       Dowa                                  Japan
Tin (Sn)       Electro-Mechanical Facility of the    Vietnam
               Cao Bang Minerals & Metallurgy Joint
               Stock Company
Tin (Sn)       Elmet S.L.U. (Metallo Group)          Spain
Tin (Sn)       EM Vinto                              Bolivia
Tin (Sn)       Estanho de Rondonia S.A.              Brazil
Tin (Sn)       Feinhutte Halsbrucke GmbH             Germany
Tin (Sn)       Fenix Metals                          Poland
Tin (Sn)       Gejiu Non-Ferrous Metal Processing    China
               Co., Ltd.
Tin (Sn)       Gejiu Yunxin Nonferrous Electrolysis  China
               Co., Ltd.
Tin (Sn)       HuiChang Hill Tin Industry Co., Ltd.  China
Tin (Sn)       Huichang Jinshunda Tin Co., Ltd.      China
Tin (Sn)       Kaimeng(Gejiu) Industry and Trade     China
               Co., Ltd.
Tin (Sn)       Linwu Xianggui Ore Smelting Co., Ltd. China
Tin (Sn)       Liuzhou Smelter                       China
Tin (Sn)       Magnu's Minerais Metais e Ligas Ltda. Brazil
Tin (Sn)       Malaysia Smelting Corporation (MSC)   Malaysia
Tin (Sn)       Melt Metais e Ligas S/A               Brazil
Tin (Sn)       Metahub Industries Sdn. Bhd.          Malaysia
Tin (Sn)       Metallic Resources, Inc.              United States
Tin (Sn)       Metallo-Chimique N.V.                 Belgium
Tin (Sn)       Mineracao Taboca S.A.                 Brazil
Tin (Sn)       Minsur                                Peru
Tin (Sn)       Mitsubishi Materials Corporation      Japan
Tin (Sn)       Nankang Nanshan Tin Manufactory Co.,  China
               Ltd.
Tin (Sn)       Nghe Tinh Non-Ferrous Metals Joint    Vietnam
               Stock Company
Tin (Sn)       O.M. Manufacturing (Thailand) Co.,    Thailand
               Ltd.
Tin (Sn)       O.M. Manufacturing Philippines, Inc.  Philippines
Tin (Sn)       Operaciones Metalurgical S.A.         Bolivia
Tin (Sn)       Phoenix Metal Ltd.                    Rwanda
Tin (Sn)       PT Alam Lestari Kencana               Indonesia
Tin (Sn)       PT Aries Kencana Sejahtera            Indonesia
Tin (Sn)       PT Artha Cipta Langgeng               Indonesia
Tin (Sn)       PT ATD Makmur Mandiri Jaya            Indonesia
Tin (Sn)       PT Babel Inti Perkasa                 Indonesia
Tin (Sn)       PT Bangka Kudai Tin                   Indonesia
Tin (Sn)       PT Bangka Prima Tin                   Indonesia
Tin (Sn)       PT Bangka Timah Utama Sejahtera       Indonesia
Tin (Sn)       PT Bangka Tin Industry                Indonesia
Tin (Sn)       PT Belitung Industri Sejahtera        Indonesia
Tin (Sn)       PT BilliTin Makmur Lestari            Indonesia
Tin (Sn)       PT Cipta Persada Mulia                Indonesia
Tin (Sn)       PT DS Jaya Abadi                      Indonesia
Tin (Sn)       PT Eunindo Usaha Mandiri              Indonesia
Tin (Sn)       PT Fang Di MulTindo                   Indonesia
Tin (Sn)       PT Indra Eramulti Logam Industri      Indonesia
Tin (Sn)       PT Inti Stania Prima                  Indonesia
Tin (Sn)       PT Justindo                           Indonesia
Tin (Sn)       PT Karimun Mining                     Indonesia
Tin (Sn)       PT Mitra Stania Prima                 Indonesia
Tin (Sn)       PT Panca Mega Persada                 Indonesia
Tin (Sn)       PT Pelat Timah Nusantara Tbk          Indonesia
Tin (Sn)       PT Prima Timah Utama                  Indonesia
Tin (Sn)       PT Refined Banka Tin                  Indonesia
Tin (Sn)       PT Sariwiguna Binasentosa             Indonesia
Tin (Sn)       PT Seirama Tin Investment             Indonesia
Tin (Sn)       PT Stanindo Inti Perkasa              Indonesia
Tin (Sn)       PT Sukses Inti Makmur                 Indonesia
Tin (Sn)       PT Sumber Jaya Indah                  Indonesia
Tin (Sn)       PT Timah (Persero) Tbk Kundur         Indonesia
Tin (Sn)       PT Timah (Persero) Tbk Mentok         Indonesia
Tin (Sn)       PT Tinindo Inter Nusa                 Indonesia
Tin (Sn)       PT Tirus Putra Mandiri                Indonesia
Tin (Sn)       PT Tommy Utama                        Indonesia
Tin (Sn)       PT Wahana Perkit Jaya                 Indonesia
Tin (Sn)       Resind Industria e Comercio Ltda.     Brazil
Tin (Sn)       Rui Da Hung                           Taiwan
Tin (Sn)       Soft Metais Ltda.                     Brazil
Tin (Sn)       Thaisarco                             Thailand
Tin (Sn)       Tuyen Quang Non-Ferrous Metals        Vietnam
               Joint Stock Company
Tin (Sn)       VQB Mineral and Trading Group JSC     Vietnam
Tin (Sn)       White Solder Metalurgia e Mineracao   Brazil
               Ltda.
Tin (Sn)       Yunnan Chengfeng Non-ferrous Metals   China
               Co., Ltd.
Tin (Sn)       YunNan GeJiu Jin Ye Mineral Co.,Ltd   China
Tin (Sn)       Yunnan Tin Group (Holding) Company    China
               Limited
Tungsten (W)   A.L.M.T. TUNGSTEN Corp.               Japan
Tungsten (W)   Asia Tungsten Products Vietnam Ltd.   Vietnam
Tungsten (W)   Chenzhou Diamond Tungsten Products    China
               Co., Ltd.
Tungsten (W)   Chongyi Zhangyuan Tungsten Co., Ltd.  China
Tungsten (W)   Dayu Jincheng Tungsten Industry Co.,  China
               Ltd.
Tungsten (W)   Dayu Weiliang Tungsten Co., Ltd.      China
Tungsten (W)   Fujian Jinxin Tungsten Co., Ltd.      China
Tungsten (W)   Ganxian Shirui New Material Co., Ltd. China
Tungsten (W)   Ganzhou Huaxing Tungsten Products     China
               Co., Ltd.
Tungsten (W)   Ganzhou Jiangwu Ferrotungsten Co.,    China
               Ltd.
Tungsten (W)   Ganzhou Non-ferrous Metals Smelting   China
               Co., Ltd.
Tungsten (W)   Ganzhou Seadragon W & Mo Co., Ltd.    China
Tungsten (W)   Ganzhou Yatai Tungsten Co., Ltd.      China
Tungsten (W)   Global Tungsten & Powders Corp.       United States
Tungsten (W)   Guangdong Xianglu Tungsten Industry   China
               Co., Ltd.
Tungsten (W)   H.C. Starck Smelting GmbH & Co.KG     Germany
Tungsten (W)   HC Starck Group                       Germany
Tungsten (W)   Hunan Chenzhou Mining Co., Ltd.       China
Tungsten (W)   Hunan Chuangda Vanadium Tungsten      China
               Co., Ltd. Wuji
Tungsten (W)   Hunan Chuangda Vanadium Tungsten      China
               Co., Ltd. Yanglin
Tungsten (W)   Hunan Chunchang Nonferrous Metals     China
               Co., Ltd.
Tungsten (W)   Hydrometallurg, JSC                   Russian Federation
Tungsten (W)   Japan New Metals Co., Ltd.            Japan
Tungsten (W)   Jiangwu H.C. Starck Tungsten          China
               Products Co., Ltd.
Tungsten (W)   Jiangxi Gan Bei Tungsten Co., Ltd.    China
Tungsten (W)   Jiangxi Minmetals Gao'an              China
               Non-ferrous Metals Co., Ltd.
Tungsten (W)   Jiangxi Tonggu Non-ferrous            China
               Metallurgical & Chemical Co., Ltd.
Tungsten (W)   Jiangxi Xinsheng Tungsten Industry    China
               Co., Ltd.
Tungsten (W)   Jiangxi Xiushui Xianggan Nonferrous   China
               Metals Co., Ltd.
Tungsten (W)   Jiangxi Yaosheng Tungsten Co., Ltd.   China
Tungsten (W)   Kennametal Fallon                     United States
Tungsten (W)   Kennametal Huntsville                 United States
Tungsten (W)   Malipo Haiyu Tungsten Co., Ltd.       China
Tungsten (W)   Niagara Refining LLC                  United States
Tungsten (W)   Nui Phao H.C. Starck Tungsten         Vietnam
               Chemicals Manufacturing LLC
Tungsten (W)   Pobedit, JSC                          Russian Federation
Tungsten (W)   Sanher Tungsten Vietnam Co., Ltd.     Vietnam
Tungsten (W)   Tejing (Vietnam) Tungsten Co., Ltd.   Vietnam
Tungsten (W)   Vietnam Youngsun Tungsten Industry    Vietnam
               Co., Ltd.
Tungsten (W)   Wolfram Bergbau und Hutten AG         Austria
Tungsten (W)   Xiamen Tungsten (H.C.) Co., Ltd.      China
Tungsten (W)   Xiamen Tungsten Co., Ltd.             China
Tungsten (W)   Xinhai Rendan Shaoguan Tungsten       China
               Co., Ltd.